As filed with the Securities and Exchange Commission on April 28, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RTI INTERNATIONAL METALS, INC.

(Exact name of registrant as specified in its charter)

Ohio	52-2115953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of Principal Executive Offices)	(Zip Code)

RTI International Metals, Inc. 2014 Stock and Incentive Plan

(Full title of the plan)

Chad Whalen, Esquire

General Counsel & Senior Vice President

RTI International Metals, Inc.

Westpointe Corporate Center One

5th Floor

1550 Coraopolis Heights Road

Pittsburgh, Pennsylvania 15108-2973

(Name and address of agent for service)

Telephone: (412) 893-0102

(Telephone number, including area code, of agent for service)

Facsimile: (412) 893-0027

Copy to:

Jennifer R. Minter, Esquire

Buchanan Ingersoll & Rooney PC

One Oxford Centre

301 Grant Street, 20th Floor

Pittsburgh, Pennsylvania 15219-1410

Telephone: (412) 562-8800

Facsimile: (412) 562-1041

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01	3,500,000(1)(2)	$28.225(3)	$98,787,500	$12,723.83

(1)	An aggregate of 3,500,000 shares of Common Stock, par value $0.01 per share of RTI International Metals, Inc. may be offered or issued pursuant to the 2014 Stock and Incentive Plan.
(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this registration statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) shall apply to this registration statement, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. In accordance with Rule 457(h), such price is the average of the high and low sale prices for the Common Stock as quoted on the New York Stock Exchange on April 24, 2014.
(4)	Calculated pursuant to Section 6(b) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 (the “Registration Statement”) will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed with the Commission by RTI International Metals, Inc. (the “Company”), and are incorporated herein by reference and made a part hereof:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 18, 2014 (the “Latest Annual Report”).

(b) The following reports filed with the Commission since the end of the fiscal year covered by the Latest Annual Report:

•	The Company’s Current Report on Form 8-K for the event dated January 31, 2014, filed with the Commission on January 31, 2014.

•	The Company’s Current Report on Form 8-K for the event dated February 25, 2014, filed with the Commission on February 27, 2014.

•	The Company’s Current Report on Form 8-K for the event dated February 27, 2014, filed with the Commission on February 27, 2014.

•	The Company’s Current Report on Form 8-K for the event dated February 27, 2014, filed with the Commission on March 5, 2014.

•	The Company’s Current Report on Form 8-K for the event dated April 25, 2014, filed with the Commission on April 28, 2014.

(c) The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission on August 21, 1998, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable. See subsection (c) to Item 3 above.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Officers and Directors.

Article IV of the Company’s Code of Regulations effectively provides that the Company, to the full extent permitted by Section 1701.13 of the Ohio Revised Code, as amended from time to time (“Section 1701.13”), shall indemnify all directors and officers of the Company and may indemnify all employees, representatives and other persons as permitted pursuant thereto. In addition, the Company and each of its officers and directors have executed Indemnification Agreements which provide that the Company will hold harmless and indemnify such officer or director to the extent permitted by the Ohio General Corporation Law or other statutory provisions authorizing or permitting such indemnification; provided that no indemnification will be paid (1) except to the extent the losses covered by an applicable directors and officers liability insurance; (2) in respect to remuneration if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; (3) on account of any suit in which judgment is rendered against such indemnitee for an accounting of profits made from the purchase or sale of securities pursuant to Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state or local statutory law; (4) on account of the indemnitee’s act or omission being finally adjudged to have involved deliberate intent to cause injury to the Company or reckless disregard for the best interests of the Company; or (5) if a final decision by a Court having jurisdiction in the matter determines that such indemnification is not lawful.

Section 1701.13 permits a corporation to indemnify its officers, directors and employees (other than in certain cases involving bad faith, negligence or misconduct) from and against any and all claims and liabilities to which he or she may become subject by reason of his or her position, or acts or commissions in such position, including reasonable costs of defense and settlements (except in connection with shareholder derivative suits, where indemnification is limited to the costs of defense). Ohio law also permits corporations to provide broader indemnification than that provided by statute, and as a result, we have entered into a separate indemnification agreement with our directors and certain officers to provide additional indemnification rights to them.

Article IV of the Company’s Code of Regulations also provides that the Company may, to the full extent permitted by law and authorized by the Board of Directors, purchase and maintain insurance, or similar protection, on behalf of its directors, officers, or any person eligible to be indemnified by the Company. The Company maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Articles of the Company, effective April 25, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 28, 2014)

4.2	Code of Regulations of the Company (incorporated by reference to Exhibit 3.3 of the Company’s registration statement on Form S-4 (Registration No. 333-61935) filed with the Commission on August 20, 1998)

5.1	Opinion of Buchanan Ingersoll & Rooney PC regarding legality of the securities being registered*

23.1	Consent of Independent Registered Public Accounting Firm *

23.2	Consent of Buchanan Ingersoll & Rooney PC (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Powers of Attorney (contained herein on the signature page to this registration statement on Form S-8)*

99.1	RTI International Metals, Inc. 2014 Stock and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 28, 2014)

*	Filed herewith

Item 9.	Undertakings.

The Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 28th day of April, 2014.

RTI INTERNATIONAL METALS, INC.

By:	/s/ Chad Whalen
General Counsel and Senior Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dawne S. Hickton, William T. Hull, and Chad Whelan and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 25th day of April, 2014.

SIGNATURE	TITLE

/s/ Dawne S. Hickton Dawne S. Hickton	Vice Chair, President and Chief Executive Officer (Principal Executive Officer)

/s/ William T. Hull William T. Hull	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Daniel I. Booker Daniel I. Booker	Director

/s/ Ronald L. Gallatin Ronald L. Gallatin	Director

/s/ Robert M. Hernandez Robert M. Hernandez	Director

/s/ Edith E. Holiday Edith E. Holiday	Director

/s/ Jerry Howard Jerry Howard	Director

/s/ Bryan T. Moss Bryan T. Moss	Director

/s/ James A. Williams James A. Williams	Director

/s/ Arthur B. Winkleblack Arthur B. Winkleblack	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Articles of the Company, effective April 25, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 28, 2014)

4.2	Code of Regulations of the Company (incorporated by reference to Exhibit 3.3 of the Company’s registration statement on Form S-4 (Registration No. 333-61935) filed with the Commission on August 20, 1998)

5.1	Opinion of Buchanan Ingersoll & Rooney PC regarding legality of the securities being registered*

23.1	Consent of Independent Registered Public Accounting Firm *

23.2	Consent of Buchanan Ingersoll & Rooney PC (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Powers of Attorney (contained herein on the signature page to this registration statement on Form S-8)*

99.1	RTI International Metals, Inc. 2014 Stock and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 28, 2014)

*	Filed herewith